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                                    [Form of Underwriting Agreement for Equity
                                    Securities incorporating Enron Corp.
                                    Underwriting Agreement Standard Provisions dated September 15, 1997]



                                  ENRON CORP.

                             UNDERWRITING AGREEMENT
                             FOR EQUITY SECURITIES

                                                              ____________, 199_


Enron Corp.
1400 Smith Street
Houston, Texas 77002

Ladies and Gentlemen:

         The underwriter or underwriters named below [, acting through _____________, as representatives (the "Representatives"),] understand that Enron Corp., an Oregon corporation (the "Company") proposes to issue and sell ______ shares of [Title of Securities], par value $_____ per share, [and the stockholders listed on Schedule A hereto (the "Selling Stockholders") propose severally to sell the number of shares set forth opposite their respective names on Schedule A hereto, representing an aggregate of _______ shares of [Title of Securities] of the Company] (such ____ shares of [Title of Securities] being hereinafter referred to as the ("Purchased Securities"), registered on Registration Statement[s] No[s]. _________. Subject to the terms and conditions set forth herein or incorporated by reference herein and referred to below, the Company [and each Selling Stockholder] hereby agrees [severally and not jointly] to sell and the underwriter or underwriters named below (such underwriter or underwriters being herein called the "Underwriters") agree to purchase, severally and not jointly, at a purchase price equal to $_____ per share, the respective number of Purchased Securities (rounded up or down, as determined by the [Representatives] [the Underwriters] in their discretion, in order to avoid fractions) obtained by multiplying the _______ shares of Purchased Securities [or the number of shares of Purchased Securities set forth opposite the name of such Selling Stockholder on Schedule A hereto, as the case may be,] by a fraction the





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numerator of which is the number of shares of Purchased Securities set forth below and the denominator of which is _____________.

                    Number of Purchased                Number of Purchased
         Name            Securities            Name            Securities
         ----       -------------------        ----         -------------------

                                                                   ---------

                                                         Total:
                                                                   =========

         The Underwriters will pay for such Purchased Securities upon delivery thereof at [state location] at 10:00 a.m. (New York time on [state date].

         [In addition, at the option of the Underwriters, the Company proposes to issue and sell to the Underwriters an aggregate of not more than _____ additional shares of [Title of Securities] [and certain of the Selling Stockholders propose severally to sell to the Underwriters an aggregate of nor more than _______ additional shares of [Title of Securities]] (such _______ additional shares being hereinafter collectively referred to as the "Optional Securities").*

         Upon written notice from the Underwriters given to the Company [and the Selling Stockholders] not more than 30 days subsequent to the Closing Date, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Purchased Securities. Subject to the foregoing, the Company [and each Selling Stockholder] agrees [, severally and not jointly,] to sell to the Underwriters the respective numbers of Optional Securities obtained by multiplying the number of shares specified in such notice by a fraction the numerator of which is ____________ [in the case of the Company and the number of shares set forth opposite the names of each Selling Stockholder listed on Schedule A hereto under the caption "Number of Optional Securities" in the case of the Selling Stockholders] and the denominator of which is ___________________ (subject to adjustment by the Underwriters to eliminate fractions). Such Optional Shares shall be purchased from the Company [and each Selling Stockholder] for the account of each Underwriter in the same proportion as the number of Purchased Securities set forth opposite such Underwriter's name bears to the total number of Purchased Securities (subject to adjustment by the Underwriters to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering overallotments made in connection with the sale of the Purchased Securities.
No Optional Securities shall be sold or delivered unless the Purchased Securities previously have been, or simultaneously are, sold and delivered.
The right to purchase the Optional Securities or any portion thereof may be surrendered and terminated at any time upon notice by the
____________________

   * To be added only if the Underwriters are granted an option to purchase additional shares.

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Underwriters to the Company [and the Selling Stockholders].  The Underwriters
will pay for such Optional Securities upon delivery thereof at [state location] at 10:00 a.m. (New York time) on a date determined by the Underwriters (which may be the Closing Date, but shall not be later than 7 days after written notice of election to purchase Optional Securities is given.*

         The following provisions shall apply to the Purchased Securities [and the Optional Securities]:

                 [Voting Rights]:
                 [Dividends]:
                 [Conversion]:
                 Date referred to in Section 6(1) of the Standard Provisions:
                 Listing:
                 [other terms]:

         All statements, requests, notices, communications and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Underwriters in care of _______ at _______________________, Attention:______________________, Facsimile
No. __________________________; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to it at 1400 Smith Street, Houston, Texas 77002, Attention: William D. Gathmann, Vice President, Finance and Treasurer, Facsimile No. (713) 646-5930; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by such Underwriter upon request. Any such statements, requests, notices, communications or agreements shall take effect upon receipt thereof.

         Unless otherwise provided herein, all the provisions contained in the document entitled Enron Corp. Underwriting Agreement Standard Provisions dated August __, 1997, a copy of which was filed as an exhibit to Registration Statement No. 333-______ or was filed as an Exhibit to Form 8-K and subsequently incorporated by reference into such Registration Statement, are hereby incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein.

         Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below and returning the signed copy to us, and in addition have an authorized
___________________

   * To be added only if the Underwriters are granted an option to purchase additional shares.

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officer send us no later than [state date and time] by wire, telex, facsimile transmission or other written means, the following message:

                 "We have entered into the Underwriting Agreement dated [insert date] relating to the Purchased Securities referred to therein by signing a copy of the Underwriting Agreement and returning the same or depositing the same in the mail to you."

                                  Very truly yours,

                                  [Name or names of Underwriter or Underwriters]

                                                           OR

                                  [Name of Representative]

                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:
                                      [Acting severally on behalf of [itself]
                                      [themselves] and the several Underwriters
                                       named above]

     Accepted:

     ENRON CORP.


By:
     ----------------------------------
     Name:
     Title:

     [Name of each Selling Stockholder]

[By:
     ----------------------------------
     Name:
     [Title:]





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